Exhibit 99.1(R)

HYUNDAI SECURITIES CO., LTD.

SEPARATE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014 AND 2013,

FOR THE YEAR ENDED DECEMBER 31, 2014, AND FOR THE NINE MONTHS

PERIOD ENDED DECEMBER 31, 2013,

ATTACHMENT: INDEPENDENT AUDITORS’ REPORT

Independent Auditors’ Report

English Translation of Independent Auditors’ Report Originally Issued in Korean on March 5, 2015

To the Shareholders and the Board of Directors of

Hyundai Securities Co., Ltd.:

Report on the Separate Financial Statements

We have audited the accompanying separate financial statements of Hyundai Securities Co., Ltd. (the “Company”), which comprise the separate statements of financial position as of December 31, 2014 and December 31, 2013, respectively, and the separate statements of comprehensive income (loss), separate statements of changes in shareholders’ equity and separate statements of cash flows, all expressed in Korean won, for the year ended December 31, 2014, and for the nine months period ended December 31, 2013; and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Separate Financial statements

Management is responsible for the preparation and fair presentation of these separate financial statements in accordance with Korean International Financial Reporting Standards (“K-IFRS”) and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an audit opinion on these separate financial statements based on our audits. We conducted our audits in accordance with Korean Standards on Auditing (“KSAs”). Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the separate financial statements are free from material misstatement, whether due to fraud or error.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the separate financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the separate financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the separate financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the separate financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the separate financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2014, December 31, 2013, respectively, and its financial performance and its cash flows for the year ended December 31, 2014, and for the nine months period ended December 31, 2013, in accordance with K-IFRS.

Others

We conducted our audits of separate financial statements of Hyundai Securities Co. as of December 31, 2014, in accordance with the former KSAs, known as auditing standards generally accepted in Republic of Korea.

/s/ Deloitte Anjin LLC

March 5, 2015

Notice to Readers

This report is effective as of March 5, 2015, the auditors’ report date. Certain subsequent events or circumstances may have occurred between the auditors’ report date and the time the auditors’ report is read. Such events or circumstances could significantly affect the accompanying separate financial statements and may result in modifications to the auditors’ report.

HYUNDAI SECURITIES CO., LTD. (the “Company”)

SEPARATE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014 AND 2013,

FOR THE YEAR ENDED DECEMBER 31, 2014, AND FOR THE NINE

MONTHS PERIOD ENDED DECEMBER 31, 2013

The accompanying separate financial statements, including all footnote disclosures, were prepared by, and are the responsibility of, the Company.

Yun, Kyung Eun

Chairman and Chief Executive Officer

HYUNDAI SECURITIES CO., LTD.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2014 AND, 2013

		Korean won
	Notes	December 31, 2014		December 31, 2013
		(In thousands)
ASSETS
Cash and deposits	5, 45 and 47	~~W~~	2,258,862,590	~~W~~	1,342,505,203
Financial assets at fair value through profit or loss (“FVTPL”)	5, 6, 11, 45 and 52		11,714,475,422		11,874,544,906
Available-for-sale (“AFS”) financial assets	5, 7, 45 and 52		1,354,795,500		1,133,677,519
Held-to-maturity (HTM) financial assets	8		10,000,000		—
Investments in subsidiaries	9		906,250,230		688,607,806
Investments in associates	10		4,870,250		1,426,250
Loans, net	12, 13, 14, 45 and 52		1,948,967,308		1,550,805,908
Property and equipment, net	15		140,925,759		226,769,382
Investment property	16		62,962,512		65,504,719
Intangible assets, net	17		64,233,168		71,380,761
Current tax assets			—		8,269,818
Derivatives (hedge)	11 and 45		15,383,068		5,236,612
Deferred tax assets	43		18,734,771		—
Other financial assets	18 and 45		634,869,087		553,331,651
Other assets	19		36,895,278		74,413,168

TOTAL ASSETS		~~W~~	19,172,224,943	~~W~~	17,596,473,703

LIABILITIES
Financial liabilities at FVTPL	11, 20 and 45	~~W~~	7,018,367,699	~~W~~	5,080,817,145
Deposits due to customers	21 and 45		1,346,864,122		1,189,248,107
Borrowings	22, 45 and 52		7,100,373,273		7,867,652,538
Current tax liabilities			10,801,132		—
Retirement benefit obligation	23		33,617,570		24,099,127
Deferred tax liabilities	43		—		4,105,955
Provisions	24		2,575,404		1,980,129
Other financial liabilities	25 and 45		544,505,749		368,023,299
Other liabilities	26		48,379,416		55,997,858

TOTAL LIABILITIES			16,105,484,365		14,591,924,158

SHAREHOLDERS’ EQUITY
Capital stock	27		1,183,062,650		1,183,062,650
Other paid-in capital	28		901,381,493		864,611,907
Retained earnings	14 and 29		847,719,534		835,273,283
Elements of other shareholders’ equity	30		134,576,901		121,601,705

TOTAL SHAREHOLDERS’ EQUITY			3,066,740,578		3,004,549,545

TOTAL LIABILITIES AND EQUITY		~~W~~	19,172,224,943	~~W~~	17,596,473,703

See accompanying notes to separate financial statements.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF INCOME(LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2014,

AND FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013

		Korean won
	Notes	December 31, 2014		December 31, 2013
		(In thousands,
		except for income(loss) per share data)
OPERATING REVENUE
Fees and commissions income	31	~~W~~	308,946,238	~~W~~	222,579,907
Gain on valuation and disposal of financial instruments	32 and 45		473,501,208		274,506,219
Gain on valuation and transaction of derivatives instruments	33 and 45		968,183,149		755,292,184
Interest income	34 and 45		462,851,961		392,056,673
Gain on valuation and disposal of loans	35 and 45		5,007,417		3,409,796
Gain on foreign currency transactions	36		115,192,909		28,977,367
Other operating income	40		29,030,765		12,613,745

			2,362,713,647		1,689,435,891

OPERATING EXPENSE
Fees and commissions expense	31		27,546,188		18,267,195
Loss on valuation and disposal of financial instruments	32 and 45		625,260,693		528,025,145
Loss on valuation and transaction of derivatives instruments	33 and 45		881,545,853		611,942,164
Interest expense	34 and 45		192,067,183		183,164,522
Loss on valuation and disposal of loans	35 and 45		8,403,319		2,365,144
Loss on foreign currency transactions	36		91,285,175		50,334,000
Payroll	37 and 39		335,910,046		217,623,062
Other general and administration expenses	38 and 39		173,381,575		131,301,516
Other operating expenses	40		4,964,164		2,487,570

			2,340,364,196		1,745,510,318

OPERATING INCOME (LOSS)			22,349,451		(56,074,427)
NON-OPERATING INCOME	41		43,980,404		19,653,524
NON-OPERATING EXPENSE	42		31,591,021		25,183,704

NET INCOME (LOSS) BEFORE INCOME TAX EXPENSE (REVENUE)			34,738,834		(61,604,607)
INCOME TAX EXPENSE (REVENUE)	43		17,125,543		(17,789,344)

NET INCOME (LOSS)		~~W~~	17,613,291	~~W~~	(43,815,263)

NET INCOME (LOSS) PER SHARE	44	~~W~~	39	~~W~~	(467)

See accompanying notes to separate financial statements.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2014,

AND FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013

		Korean won
	Notes	December 31, 2014		December 31, 2013
		(In thousands)
NET INCOME (LOSS)		~~W~~	17,613,291	~~W~~	(43,815,263)

OTHER COMPREHENSIVE INCOME (LOSS):
Items will not be reclassified subsequently to profit or loss
Remeasurements of the net defined benefit liability			253,301		(1,146,546)
Gain on valuation of tangible assets	15 and 30		(561,289)		—
Items will be reclassified subsequently to profit or loss when specific conditions are met
Loss on valuation of AFS financial assets	7 and 30		44,885,730		(22,833,723)

			44,577,742		(23,980,269)

COMPREHENSIVE INCOME (LOSS)		~~W~~	62,191,033	~~W~~	(67,795,532)

See accompanying notes to separate financial statements.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2014, AND FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013

	Korean won (thousands)
	Capital stock		Other paid-in capital						Retained earnings
			Paid-in capital in excess of par value		Treasury stock		Other equity				Elements of other shareholders’ equity		Total
Balance as of April 1, 2013	~~W~~	1,183,062,650	~~W~~	1,063,271,037	~~W~~	(167,090,993)	~~W~~	(68,337,907)	~~W~~	923,522,154	~~W~~	145,581,974	~~W~~	3,080,008,915
Changes in accounting policies		—		—		—		—		—		—		—

Adjusted balances		1,183,062,650		1,063,271,037		(167,090,993)		(68,337,907)		923,522,154		145,581,974		3,080,008,915
Dividends		—		—		—		36,769,770		(44,433,608)		—		(7,663,838)
Total comprehensive income:
Net loss		—		—		—		—		(43,815,263)		—		(43,815,263)
Other comprehensive loss		—		—		—		—		—		(23,980,269)		(23,980,269)

Balance as of December 31, 2013	~~W~~	1,183,062,650	~~W~~	1,063,271,037	~~W~~	(167,090,993)	~~W~~	(31,568,137)	~~W~~	835,273,283	~~W~~	121,601,705	~~W~~	3,004,549,545

Balance as of January 1, 2014	~~W~~	1,183,062,650	~~W~~	1,063,271,037	~~W~~	(167,090,993)	~~W~~	(31,568,137)	~~W~~	835,273,283	~~W~~	121,601,705	~~W~~	3,004,549,545
Dividends		—		—		—		36,769,586		(36,769,586)		—		—
Total comprehensive income:
Net income		—		—		—		—		17,613,291		—		17,613,291
Other comprehensive income		—		—		—		—		31,602,545		12,975,197		44,577,742

Balance as of December 31, 2014	~~W~~	1,183,062,650	~~W~~	1,063,271,037	~~W~~	(167,090,993)	~~W~~	5,201,449	~~W~~	847,719,534	~~W~~	134,576,902	~~W~~	3,066,740,578

See accompanying notes to separate financial statements.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2014,

AND FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013

	Korean won
	December 31, 2014		December 31, 2013
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	~~W~~	17,613,291	~~W~~	(43,815,263)
Additions of expenses not involving cash outflows:
Loss on valuation of financial assets designated as at FVTPL		17,354,464		12,270,628
Loss on valuation of financial liabilities designated as at FVTPL		150,440,889		141,130,615
Loss on valuation of trading securities		25,830,253		54,444,494
Loss on disposal of AFS securities		2,486,704		4,926,782
Loss on valuation of securities sold		5,455,191		5,426,541
Impairment loss on securities		32,022,989		25,062,588
Loss on valuation of derivatives instrument		269,531		2,560,181
Loss on valuation of derivatives instrument asset		—		594,243
Loss on valuation of derivatives instrument liability		434,299		1,353,819
Loss on valuation of over-the-counter (“OTC”) derivatives instrument		419,681,681		243,921,085
Interest expenses		192,067,183		183,164,522
Bad debt expenses		8,207,897		2,276,620
Loss on foreign exchanges translation		10,564,232		20,886,056
Severance benefits-defined benefit		18,483,412		15,283,094
Long-term salaries		4,901,146		—
Depreciation		11,026,909		9,339,308
Amortization of intangible assets		6,741,828		5,219,539
Other bad debt expenses		3,879,152		—
Loss on disposal of tangible assets		702,780		220,825
Revaluation loss on tangible assets		—		—
Loss on disposal of investment property		362,412		33,920
Impairment loss of intangible assets		5,712,121		2,013,202
Loss on disposal of investments of subsidiaries		1,175,106		2,000,824
Impairment loss on investments of subsidiaries		12,734,157		—
Rehabilitation expense		41,657		28,069
Income taxes expense		17,125,543		—
Others		14,586		2,216,782
Deductions of revenues not involving cash inflows:
Gain on valuation of financial assets designated as at FVTPL		(15,479,154)		(16,282,838)
Gain on valuation of financial liabilities designated as at FVTPL		(181,981,296)		(100,038,125)
Gain on valuation of trading securities		(73,009,635)		(34,069,798)
Gain on disposal of AFS securities		(21,103,638)		(10,663,962)
Gain on valuation of securities		(17,096,545)		(1,760,070)
Gain on valuation of derivatives instrument		(364,988)		(781,516)
Gain on valuation of derivatives assets		—		(2,373,398)
Gain on valuation of derivatives liabilities		(1,988,912)		(1,374,065)
Gain on valuation of OTC derivatives instrument		(379,367,738)		(318,935,725)
Interest income		(462,851,961)		(392,056,673)
Gain on disposal of premises and equipment		(15,599,759)		(2,518)
Reversal of impairment loss of intangible assets		(506,000)		—
Reversal of allowance for other credit loss		—		(17,625)
Gain on foreign exchanges translation		(64,093,979)		(448,484)
Severance and retirement benefits		—		—
Dividend income		(14,613,579)		(4,191,880)
Distribution income		(17,363,803)		(7,696,547)
Gain on disposal of investment in subsidiaries		(2,155,149)		(11,235,952)
Gain on reinvestment of dividends in subsidiaries		(5,810,994)		—
Gain on disposal of investment assets		(6,294,996)		(38,222)
Income taxes		—		(17,789,344)
Reversal of restoration liabilities		—		(316,528)
Others		(18,724,345)		(2,190,871)

(Continued)

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2014,

AND FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013

	Korean won
	December 31, 2014		December 31, 2013
	(In thousands)
Changes in operating assets and liabilities:
Decrease (increase) in deposits	~~W~~	(232,245,859)	~~W~~	286,375,960
Decrease (increase) in financial assets designated as at FVTPL		(669,423,332)		1,106,730
Decrease (increase) in trading securities		975,698,198		747,731,214
Decrease (increase) in derivatives assets		5,306,361		(4,735,524)
Decrease (increase) in OTC derivatives assets		(88,116,854)		38,798,516
Decrease (increase) in call loans		(15,000,000)		17,000,000
Decrease (increase) in broker’s loan		(192,860,264)		(129,097,605)
Decrease (increase) in securities purchased under reverse repo		(43,600,000)		137,800,000
Decrease in loans to employees		24,139,286		5,742,686
Increase in loans		123,857,000		(140,000,000)
Decrease (increase) in purchased loans		44,101,216		64,087,583
Decrease (increase) in advance payments		(71,722)		131,511
Decrease in dishonored receivables		183		17,996
Decrease (increase) in privately placed bonds		(341,360,495)		43,995,932
Increase in deferred loan originated cost and fees		480,000		—
Increase in present value discount account – loan		—		2,965,328
Decrease in other loans		—		—
Decrease in receivable		(40,754,235)		191,827,741
Decrease in accrued income		(2,377,218)		630,248
Decrease (increase) in advance payments		(71,735)		(576,767)
Decrease (increase) in prepaid expenses		33,795,076		21,706,064
Decrease (increase) in prepaid taxes		12,863		48,299
Increase in settlement difference on self-transaction of futures		(741)		—
Decrease in guarantee deposits		11,037,451		8,273,890
Increase in other assets		98,192		(25,642)
Increase in financial liabilities at FVTPL		1,934,806,232		177,408,286
Decrease in deposits received		148,378,312		(62,786,397)
Increase in guarantee deposits		8,541,281		5,314,053
Increase (decrease) in other current liabilities		696,422		13,193,040
Increase (decrease) in securities sold under reverse repo		(736,603,797)		(1,132,241,486)
Increase in securities sold		(171,676,687)		274,232,098
Increase in derivatives liabilities		(3,601,307)		7,317,418
Increase (decrease) in OTC derivatives liabilities		172,298,291		(5,113,676)
Decrease in severance and retirement benefits		(8,630,799)		(1,307,092)
Decrease in other payables		191,819,914		(367,618,546)
Decrease in accrued expenses		60		(468,190)
Increase in financial guarantee liabilities		950,624		2,825,754
Increase in advance receipts		483,429		219,471
Increase in unearned income		3,469,288		1,665,496
Increase (decrease) in withholding taxes		(2,729,833)		1,112,966
Increase in other liabilities		(16,910)		194,361
Decrease in foreign operation translation		—		—
Interest received		440,487,507		408,352,371
Interest paid		(195,378,309)		(185,291,422)
Dividend received		28,178,295		12,014,040
Income taxes received		—		11,141,876
Income taxes paid		(35,127,264)		—

Net cash provided by operating activities		1,035,911,062		222,262,914

(Continued)

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2014,

AND FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013

	Korean won
	December 31, 2014		December 31, 2013
	(In thousands)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of AFS securities	~~W~~	494,187,442	~~W~~	572,622,947
Disposal of investment in subsidiaries		187,191,356		45,290,585
Disposal of investment in associates		489,000		1,426,250
Disposal of land		66,356,314		—
Disposal of building		23,119,294		—
Disposal of furniture and equipment		17,892		2,645
Disposal of other tangible assets		—		340,741
Disposal of investment assets - land		8,719,929		68,250
Disposal of investment assets - building		5,230,246		126,750
Disposal of intangible assets		757,310		329,010
Deposit in long-term financial instruments		(630,528,203)		(316,627,520)
Acquisition of AFS securities		(677,675,174)		(452,168,055)
Acquisition of HTM financial assets		(10,000,000)		—
Acquisition of investment in subsidiaries		(410,865,177)		(177,970,000)
Acquisition of investment in associates		(3,933,000)		—
Acquisition of building		(48,547)		(226,439)
Acquisition of office equipment		(3,144,779)		(2,344,105)
Acquisition of other tangible assets		(1,704,076)		(3,173,715)
Acquisition of investment property (building)		(25,783)		—
Acquisition of intangible assets		(1,359,234)		(8,694,280)
Others		(518,876)		—

Net cash used in investing activities		(953,734,066)		(340,996,936)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from call money		—		519,800,000
Proceeds in borrowings from Korea Securities Finance Corporation (“KSFC”)		375,696,110		161,943,079
Proceeds from asset-backed short-term bonds		—		10,000,000
Proceeds from other borrowings		216,911,225		—
Proceeds from debentures		—		—
Increase in guarantee deposits received		3,216,570		2,214,000
Decrease in call money		(612,600,000)		—
Decrease in asset-backed short-term bonds		(10,000,000)		—
Payment of borrowings from KSFC		—		—
Payment of other borrowings		—		(462,931,963)
Payment of debentures		—		—
Bond refunding		(990,000)		—
Decrease in guarantee deposits received		(5,641,140)		(902,000)
Purchase of treasury stock		—		—
Payments of dividends		(36,769,586)		(44,433,608)

Net cash (used in) provided by financing activities		(70,176,821)		185,689,508

NET INCREASE IN CASH AND CASH EQUIVALENTS		12,000,175		66,955,486
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD (YEAR)		413,197,693		346,417,514
CHANGES IN CASH AND CASH EQUIVALENTS DUE TO FOREIGN CURRENCY TRANSLATION		(211,906)		(175,307)

CASH AND CASH EQUIVALENTS, END OF PERIOD (YEAR) (NOTE 47)	~~W~~	424,985,962	~~W~~	413,197,693

(Concluded)

See accompanying notes to separate financial statements

Internal Accounting Control System (IACS) Review Report

English Translation of a Report Originally Issued in Korean

To the Representative Director

Hyundai Securities Co., Ltd.

We have reviewed the accompanying Report on the Management’s Assessment of IACS (the “Management’s Report”) of Hyundai Securities Co., Ltd. (the “Company”) as of December 31, 2014. The Management’s Report and the design and operation of IACS are the responsibility of the Company’s management. Our responsibility is to review the Management’s Report and issue a review report based on our procedures. The Company’s management stated in the accompanying Management’s Report that “based on the assessment of the IACS as of December 31, 2014, the Company’s IACS has been appropriately designed and is operating effectively as of December 31, 2014, in all material respects, in accordance with the IACS Framework established by the Korea Listed Companies Association.”

We conducted our review in accordance with the IACS Review Standards established by the Korean Institute of Certified Public Accountants. Those standards require that we plan and perform a review, objective of which is to obtain a lower level of assurance than an audit, of the Management’s Report, in all material respects. A review includes obtaining an understanding of a Company’s IACS and making inquiries regarding the Management’s Report and, when deemed necessary, performing a limited inspection of underlying documents and other limited procedures.

The Company’s IACS represents internal accounting policies and a system to manage and operate such policies to provide reasonable assurance regarding the reliability of separate financial statements prepared, in accordance with Korean International Financial Reporting Standards (“K-IFRS”), for the purpose of preparing and disclosing reliable accounting information. Because of its inherent limitations, IACS may not prevent or detect a material misstatement of the separate financial statements. Also, projections of any evaluation of effectiveness of IACS to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Based on our review, nothing has come to our attention that causes us to believe that the Management’s Report referred to above is not fairly stated, in all material respects, in accordance with the IACS Framework established by the Korea Listed Companies Association.

Our review is based on the Company’s IACS as of December 31, 2014, and we did not review its IACS subsequent to December 31, 2014. This report has been prepared pursuant to the Acts on External Audit for Stock Companies in the Republic of Korea and may not be appropriate for other purposes or for other users.

March 5, 2015